SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KCG Holdings, Inc.

Current Report on Form 8-K

Item 2.02 Results of Operations and Financial Condition.

See Item 9.01

Item 7.01 Regulation FD Disclosure.

The following information is furnished under Item 2.02, “Results of Operations and Financial Condition”, Item 7.01, “Regulation FD Disclosure”, and Item 9.01 “Financial Statements and Exhibits.” This information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 30, 2014, KCG Holdings, Inc. (the “Company” or “KCG”) issued a press release announcing its earnings for the third quarter of 2014. The press release did not include certain financial statements, related footnotes and certain other financial information relating to the Company that will be filed with the Securities and Exchange Commission as part of the Company’s Quarterly Report on Form 10-Q. A copy of the press release is attached hereto as Exhibit 99.1. Executives from KCG will review the earnings via teleconference and live audio webcast at 9:00 a.m. Eastern time on October 30, 2014. A copy of a visual presentation that will be a part of that review is attached as Exhibit 99.2. All of the attached exhibits are incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits

Exhibit 99.1 - Press Release of KCG Holdings, Inc. issued on October 30, 2014.

Exhibit 99.2 - KCG Holdings, Inc. Earnings Presentation, dated October 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: October 30, 2014

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of KCG Holdings, Inc. issued on October 30, 2014.

99.2	KCG Holdings, Inc. Earnings Presentation, dated October 30, 2014.